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                                                                  Exhibit 23.4


We consent to the inclusion by incorporation by reference of our report dated February 3, 1997 on the consolidated financial statements of Indiana United Bancorp in the Registration Statement on Form S-2 filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, filed by Indiana
United Bancorp and IUB Capital Trust with the Securities and Exchange Commission. We also consent to the reference to our firm under the heading "Experts" in the Prospectus constituting part of the Registration Statement on Form S-2 incorporated by reference into the Registration Statement filed pursuant to Rule 462(b).

Indianapolis, Indiana
December 9, 1997